Exhibit 10.1

UTEK CORPORATION

NOTE AND WARRANT

PURCHASE AGREEMENT

As of October 22, 2009

NOTE AND WARRANT PURCHASE AGREEMENT

This NOTE AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is entered into as of October 22, 2009, between UTEK Corporation, a Delaware corporation (the “Company”), and Gators Lender, LLC (“Investor”).

BACKGROUND

The Company desires to issue and sell to Investor and Investor desires to purchase from the Company a promissory note in substantially the form attached to this Agreement as Exhibit A (the “Note”) and a warrant in substantially the form attached to this Agreement as Exhibit B (the “Warrant”) to purchase Common Stock of the Company on the terms and subject to the conditions stated in the Warrant. The Note and the Warrant and the common stock issuable upon exercise of the Warrant are collectively referred to in this Agreement as the “Securities.”

OPERATIVE TERMS

The parties to this Agreement agree as follows:

1.        Defined Terms. For purposes of this Agreement, the following capitalized terms have the meanings assigned to them in this Section. Capitalized terms used in this Agreement and not defined in this Section have the meanings assigned to them elsewhere in this Agreement.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person. For the purposes of this definition, “control” when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks are required or permitted to be closed in Tampa, Florida.

“Cortez” means Cortez 114, LLC, a Florida limited liability company.

“Encumbrance” means any security interest, mortgage, lien, pledge, charge, easement, reservation, restriction, any similar right of any third party, or any other encumbrance.

“Guaranty Agreement” means the Guaranty Agreement dated the date of this Agreement, executed by Guarantors in favor of Investor.

“Guarantors” means Cortez 114, LLC, a Florida limited liability company and the Mortgagor under the Mortgage, Ybor City Group, Inc., ABM of Tampa Bay, Inc., 22nd Street of Ybor City, Inc., UTEK Europe, Ltd. and any other person or entity that joins the Guaranty as a guarantor.

“Indebtedness” of any Person at any date means (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (ii) any other indebtedness of such Person which is evidenced by a note, bond, debenture or other similar instrument, (iii) all obligations of such Person under capitalized leases and financing leases, (iv) all obligations of such Person in respect of acceptances issued or created for the account of such Person, and (v) all liabilities secured by any Encumbrance (other than a Permitted Encumbrance) on any assets or property owned by such Person.

“Laws” means all laws, rules, regulations, ordinances, orders, judgments, injunctions, decrees and other legislative, administrative or judicial restrictions.

“Mortgage” means the Mortgage and Security Agreement dated the same date as this Agreement, executed by Cortez in favor of Investor.

“Person” means any individual, corporation, partnership, limited liability company, business trust, joint venture, joint stock company, trust, unincorporated organization or other entity or any government authority.

“Transaction Documents” means this Agreement, the Note, the Warrant, the Mortgage, the Guaranty Agreement, and the other documents, instruments and agreements to be executed and delivered at any Closing.

“UTEK Real Estate Holdings” means UTEK Real Estate Holdings, Inc., a Florida corporation and wholly-owned subsidiary of the Company.

2.        Purchase and Sale of Securities.

(a)        Purchase and Sale of Securities. On the terms and subject to the conditions of this Agreement, at the Closing (as defined below), Investor shall purchase and the Company shall sell and issue to Investor a Note in the principal amount of $1,750,000 and the Warrant to purchase the 437,500 shares of the Company’s common stock for the aggregate purchase price of $1,750,000. UTEK Real Estate Holdings is a co-borrower with respect to the Note. Guarantors are guarantors with respect to the Note. Indebtedness evidenced by the Note shall be secured by real property of Cortez in accordance with provisions of the Mortgage.

(b)        Closing. The purchase and sale of the Note and Warrant shall take place at the offices of Hill Ward & Henderson, P.A. on the date of this Agreement or at another time and place that the Company and the Investor mutually agree upon in writing (the “Closing”).

(c)        Delivery. At the Closing, (i) the Company shall execute and deliver to Investor the Note and Warrant to be purchased by the Investor, registered in the name of the Investor, against (A) payment of the purchase price therefor by wire transfer of same day, immediately available funds to an account designated by the Company, and (B) delivery of counterpart signature pages to this Agreement, the Note and Warrant, (ii) the Company shall deliver each document and instrument required by Section 6 hereof, if any, and (iii) Investor shall deliver each document and instrument required Section 7 hereof, if any.

(d)        Certain Tax Matters. After consideration of all relevant factors, the Company and the Investor acknowledge and agree that the fair market value on the date hereof of each Warrant is equal to one percent (1%) of the principal amount of the Note issued to Investor. The parties will not take any position inconsistent with the forgoing, and the Company will file tax and information returns with the Internal Revenue Service and all other relevant tax authorities based on such determination.

(e)        Use of Proceeds. The net proceeds received by the Company from the sale of the Note and Warrant shall be used by the Company for working capital and general corporate purposes.

3.        Representations and Warranties of the Company. The Company represents and warrants to Investor that:

(a)        Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate the assets used in its business, to carry on its business as now conducted and as presently proposed to be conducted, to enter into this Agreement and the other Transaction Documents, to issue and sell the Note and Warrant and to perform its other obligations hereunder and thereunder. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

Except for Ybor City Group, Inc., ABM of Tampa Bay, Inc., 22nd Street of Ybor City, Inc., and UTEK Europe, Ltd., the only active subsidiaries of the Company are the Guarantors and UTEK Real Estate Holdings. The Company owns 100% of the issued and outstanding equity of each of these entities.

(b)        Authorization. All corporate action (including all action required of its Board of Directors, officers and stockholders) necessary for the authorization, execution and delivery of this Agreement and the other Transaction Documents and the performance of all obligations of the Company, Guarantors, and UTEK Real Estate Holdings hereunder and thereunder and its consummation of the transactions contemplated hereby and thereby has been taken or will be taken prior to the Closing. Each of this Agreement, the Note, the Warrant, and the other Transaction Documents, when executed and delivered by the Company, constitutes or will constitute (when executed and delivered) valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms and of the Guarantors and UTEK Real Estate Holdings, each to the extent it is a party to those agreements.

(c)        Capitalization. The authorized capital stock of the Company consists, or will consist, immediately prior to the Closing, of:

(i)        29,000,000 shares of Common Stock, par value $.01 per share, 12,287,077 shares of which are issued and 11,560,357 shares of which are outstanding. All of the outstanding shares of Common Stock have been duly authorized, validly issued and are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. The Company has reserved 500,000 shares of Common Stock for issuance upon exercise of the Warrant.

(ii) 1,000,000 shares of Preferred Stock, par value $.01 per share, of which none are issued and outstanding. All of the outstanding shares of Series A Preferred Stock have been duly authorized, validly issued are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(iii) The Company has reserved 2,526,274 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its Amended and Restated Employee Stock Option Plan and its Amended and Restated Non-Qualified Stock Option Plan, both of which have been duly adopted by the Board of Directors and approved by the Company’s stockholders (collectively, the “Plans”). Of such reserved shares of Common Stock, as of the Closing, (A) 1,014,000 options to purchase shares have been granted and are currently outstanding, and (B) 902,087 shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Plans.

(iv) Except with respect to shares beneficially owned by Clifford M. Gross, (A) there are no restrictions on the transfer of Common Stock of the Company, other than those imposed by the Company’s Certificate of Incorporation and Bylaws as of the date hereof, or relevant state and federal securities laws, (B) no holder of any Preferred Stock or Common Stock is entitled to preemptive or similar statutory or contractual rights, either arising pursuant to any agreement or instrument to which the Company is a party or that are otherwise binding upon the Company, and (C) no Person has the right to demand or has other rights to cause the Company to register under the Securities Act of 1933, as amended (the “Securities Act”), any Common Stock or Preferred Stock presently outstanding or that may be subsequently issued, or any right to participate in any such registration.

(v) Except for the Note, the Warrant, and outstanding options issued pursuant to the Plans, and Except with respect to shares beneficially owned by Clifford M. Gross, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock.

(d)        No Conflict. The execution and delivery by the Company of this Agreement, the Note and Warrant and the other Transaction Documents, its consummation of the transactions contemplated hereby and thereby, and its compliance with the provisions hereof and thereof, will not (i) violate or conflict with its Certificate of Incorporation or Bylaws, (ii) violate, conflict with, or give rise to any right of termination, cancellation, rescission or acceleration under any agreement, lease, security, license, permit, or instrument to which the Company is a party, or to which it or any of its assets is subject, (iii) result in the imposition of any Encumbrance on any asset of the Company (other than pursuant to the Mortgage), (iv) violate or conflict with any Laws, or (v) require any consent, approval or other action of, notice to, or filing with any Person, except for those that have been obtained or made or will be obtained or made prior to Closing.

(e)        No Consent or Approval Required. Except for any notices under applicable federal and state securities laws required or permitted to be filed (and which will be validly and timely filed) after the Closing, no authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body or other Person is required for the valid authorization, execution and delivery by the Company of this Agreement, the Note and Warrant and the other Transaction Documents, or for the consummation of the transactions contemplated hereby or thereby or, if required, the same has been obtained or effected. Subject in part to the truth and accuracy of Investor’s representations set forth in Section 4 of this Agreement, the offer, sale and issuance of the Note and Warrant as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and will not result in a violation of the qualification or registration requirements of any applicable state securities laws.

(f)        Litigation. No material actions, suits, proceedings or investigations are pending or, to the knowledge of the Company, threatened against the Company at law or in equity in any court or before any other governmental authority.

(g)        Financial Statements; Interim Changes. The Company’s Annual Report on Form 10-K for its calendar year 2008 (the “2008 Annual Report”) includes the Company’s audited consolidated balance sheet as of December 31, 2007 and 2008, and audited consolidated statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2006, 2007 and 2008 and the related notes (collectively, the “Company Financial Statements”). The Company Financial Statements have been prepared (i) in accordance with the books and records of the Company which are complete and correct and which have been maintained in accordance with past practices, and (ii) present fairly in all material respects the consolidated financial position of the Company as of the dates indicated and the consolidated results of operations, changes in stockholders’ equity and cash flows of the Company for the periods indicated, in accordance with generally accepted accounting principles consistently applied (subject in the case of interim financial statements to normal recurring year-end adjustments which are not expected individually or in the aggregate to be material in amount and the absence of footnote disclosures). The Company has no material liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) that are not either reflected or fully reserved against on the balance sheet dated as of December 31, 2008 included in the Company Financial Statements or incurred in the ordinary course of the business of the Company subsequent to December 31, 2008. Except as set forth on Schedule I attached hereto and incorporated by reference herein, since December 31, 2008, the businesses of the Company have been conducted in the ordinary course and there has not been any material adverse change in the business, operations, financial condition or prospects of the Company. The foregoing statements are qualified in all respects by the restatement of our financial statements for the year ended December 31, 2008, and the six months ended June 30, 2008, as disclosed in the Company’s Form 10-K/A for the year ended December 31, 2008.

(h)        SEC Filings; Corporate Governance; Internal Controls. The Company has filed all statements, reports, schedules, and other documents filed, or required to be filed during the 12 calendar months preceding the date of this Agreement (as such statements, reports, schedules and documents have been amended from time to time, collectively, the “SEC Documents”), by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (as the same may be amended from time to time, the “Securities Act”), the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (as the same may be amended from time to time, the “Exchange Act”) and the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (as the same may be amended from time to time, the “Investment Company Act”); collectively the Securities Act, the Exchange Act and the Investment Company Act are referred to as the “Securities Laws”. The SEC Documents (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing or, in the case of registration statements, at the effective date thereof) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such SEC Document or necessary in order to make the statements in such SEC Documents, in the light of the circumstances under which they were made, not misleading. The Company has filed all SEC Documents required to be filed to meet the requirements of SEC Rule 144(c) under the Securities Act. The Company currently is in compliance in all material respects with the listing requirements of the NYSE – Amex Market. The Company maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of the Company’s consolidated financial statements and to maintain accountability for the Company’s consolidated assets; (iii) access to the Company’s assets is permitted only in accordance with management’s authorization; (iv) the reporting of the Company’s assets is compared with existing assets at regular intervals; and (v) accounts, notes and other receivables are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. The foregoing statements are qualified in all respects by the restatement of our financial statements for the year ended December 31, 2008, and the six months ended June 30, 2008, as disclosed in the Company’s Form 10-K/A for the year ended December 31, 2008.

(i)        Certain Transactions. Except as disclosed in the Company’s public filings or as contemplated by this Agreement, none of the current directors, officers, or 10% or greater stockholders of the Company is a party to any transaction with the Company, other than compensation arrangements of such officers in the ordinary course of the Company’s business and purchases of securities, that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act.

(j)        Intellectual Property Rights. The Company owns, has licenses to, or can obtain on commercial reasonable terms rights to, all material patents, trademarks, copyrights, service marks, and applications and registrations therefore, and all trade names, customer lists, trade secrets, proprietary processes and formulae, inventions, know-how, other confidential and proprietary information, and other industrial and intellectual property rights necessary to permit the Company to carry on its business as currently conducted. All registered copyrights, trademarks, and service marks owned by the Company are in full force and effect. There is no pending or, to the knowledge of the Company, threatened claim or litigation against the Company contesting the right to use its intellectual property rights, asserting the misuse of any thereof, or asserting the infringement or other violation of any intellectual property fight of a third party. The Company has taken all reasonable security measures to protect the secrecy, confidentiality, and value of its trade secrets, proprietary processes and formulae, inventions, know-how and other confidential and proprietary information, except for any intellectual property the Company has determined not to use or pursue in the future and for any deficiencies that are not reasonably likely to have a material adverse effect on the Company.

(k)        Accuracy of Information Furnished. None of the Transaction Documents and none of the other certificates, statements or information furnished to the Investor by or on behalf of the Company or in connection with the Transaction Documents or the transactions contemplated thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.        Representations and Warranties of the Investor. Investor represents and warrants to the Company that:

(a)        Authorization. Investor has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by Investor, will constitute a valid and legally binding obligation of Investor, enforceable in accordance with its terms.

(b)        Purchase Entirely for Own Account. The Note and Warrant to be acquired by the Investor will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing any Securities.

(c)        Restricted Securities. The Investor understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, on the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein. The Investor understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Investor must hold the Securities indefinitely unless they are registered with the Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Investor acknowledges that the Company has no obligation to register or qualify the Securities for resale, except to the extent set forth in Section 5(d). The Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Investor’s control.

(d)        Legends. The Investor understands that the Securities, and any securities issued in respect thereof or exchange therefor, may bear legends substantially as set forth in clause (i) below and such other legends as are described in clause (ii) below.

(i)        “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND REGISTRATION OR QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED PURSUANT TO AN EXEMPTION UNDER SUCH ACT AND SECURITIES LAWS.”

(ii)        Such legends as may be authorized or required by any agreements pursuant to which Securities (other than the Note and Warrant) are issued and sold.

(e)        Accredited Investor. The Investor is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(f)        Jurisdiction. The Investor is organized under the laws of the State of Florida.

5.        Affirmative and Negative Covenants of the Company. So long as any amount of the principal under the Note remains unpaid or outstanding or any portion of the Warrant remains outstanding, the Company covenants that it will comply with the following provisions unless, with respect to clauses (b) through (k) only, otherwise approved in writing by the Investor:

(a)        Sufficient Shares; Underlying Securities. The Company shall take or cause to be taken all action (including, without limitation, appropriate amendments to the Certificate of Incorporation of the Company or otherwise) necessary to assure that there exists a sufficient number of authorized shares of capital stock of the Company to permit the full and complete conversion, exercise or exchange of the Warrant. The Securities which shall be issuable upon exercise of the Warrant (the “Underlying Securities”), upon their issuance in compliance with the respective terms of the Warrant, shall be duly authorized, validly issued and outstanding, fully paid and non-assessable, and free of any Encumbrances, except as provided in the applicable agreements governing Investor of such Underlying Securities; provided, however, that such Securities may be subject to restrictions on transfer under state and federal securities laws. The Company shall cause the original issuance by the Company of the Underlying Securities not to be subject to any preemptive rights, rights of first refusal or similar rights.

(b)        Corporate Existence. The Company will preserve (a) its corporate existence and good standing in the jurisdiction of its organization and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary, except where such failure to qualify would not have a material adverse effect on its business or properties.

(c)        Inspection of Properties and Books. The Company shall permit Investor or any of its designated representatives to visit and inspect any of its properties, to examine its books of account (and to make copies thereof and extracts therefrom), and to discuss its affairs, finances and accounts with, and to be advised as to the same by, its officers, upon reasonable prior notice and during normal business hours, in a manner calculated not to disrupt ongoing business activities and at such intervals as Investor may reasonably request; and provided that provisions are made to the reasonable satisfaction of the Company and its counsel to protect the Company’s confidential information from dissemination or use for any purpose other than to ensure compliance with the Transaction Documents (including for purposes of securities trading) and the attorney-client privilege between the Company and its counsel.

(d)        Other Obligations. With a view to making available the benefits of certain rules and regulations of the Commission which permit the sale of the Underlying Securities to the public without registration, the Company agrees to:

i.        when any Underlying Securities are eligible for transfer under Rule 144, upon the request of the Investor, remove any restrictive legend from the certificates evidencing such securities at no cost to Investor;

ii.        make and keep available public information as defined in Rule 144 under the Securities Act at all times that any Underlying Securities are entitled to the benefits of this Agreement;

iii.        use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

iv.        furnish the Investor upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144; and

v.        cause the Company to take all actions necessary for the Company to maintain a listing for its Common Stock on NYSE-Amex or another national securities exchange.

The Company may discontinue its compliance with any of the foregoing obligations in this subsection if it pays the Note in full.

(e)        Basic Financial Information. If at any time the Company is not subject to the reporting requirements at Section 13 or 15(d) of the Exchange Act, the Company shall furnish the following reports to Investor:

i. As soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and cash flow of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and audited by a independent registered public accounting firm selected by the Company; and

As soon as practicable after the end of each quarterly accounting period in each fiscal year of the Company, and in any event within 45 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of income and cash flow of the Company and its subsidiaries, if any for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, subject to changes resulting from normal year-end audit adjustments, all in reasonable detail and certified by the chief financial officer of the Company, except that such statements need not contain the notes required by generally accepted accounting principles.

(f)        Additional Guarantors. The Company shall cause all of its subsidiaries, including any newly formed subsidiaries, to join as a Guarantor under the Guaranty.

6.        Conditions of the Investor’s Obligations at Closing. The obligations of Investor at Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived by the Investor in accordance with the terms of this Agreement:

(a)        Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall have been true and correct on the date hereof, and shall be true and correct, in all material respects, as of the Closing with the same effect as though such representations and warranties had been made as of the Closing.

(b)        Legal Requirements.

(i)        All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required to be obtained prior to the Closing in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

(ii)        Additionally, the sale and issuance by the Company and the purchase by the Investor of the Note and Warrant shall otherwise be legally permitted by all laws and regulations to which the Company is subject.

(c)        Waivers; Specific Consents. [None]

(d)        Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in form and substance to the Investor.

(e)        Guaranty Agreement and Mortgage; Title Insurance Policy. The Guarantors shall have executed and delivered to Investor the Guaranty Agreement, and Cortez shall have delivered to Investor the Mortgage and a mortgagee title insurance policy in form and content reasonably satisfactory to the Investor’s counsel.

(f)        Legal Opinion. The Company’s legal counsel shall have delivered to the Investor a legal opinion in form and content reasonably satisfactory to the Investor’s counsel.

The parties acknowledge that signatures on the Guaranty by the Guarantors other than Cortez will not be delivered at closing. On or before November 12, 2009, the Company shall deliver those signatures and an update to the opinion of the Company’s legal counsel to include opinions regarding the added Guarantors.

7.        Conditions of the Company’s Obligations at Closing. The obligations of the Company at Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived in writing:

(a)        Representations and Warranties. The representations and warranties of Investor contained in Section 4 shall have been true and correct on the date hereof, and shall be true and correct, in all material respects, as of the Closing with the same effect as though such representations and warranties had been made in writing as of the Closing.

(b)        Legal Requirements.

(i)        All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required to be obtained prior to the Closing in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

(ii)        Additionally, the sale and issuance by the Company, and the purchase by the Investor, of the Note and Warrant shall otherwise be legally permitted by all laws and regulations to which the Company is subject.

8.        Indemnification.

(a)        Survival of Representations, Warranties and Covenants. All representations, warranties and covenants hereunder shall survive the execution and delivery of the Agreement indefinitely until, by their respective terms, they are no longer operative.

(b)        Indemnification. The Company shall indemnify and hold harmless the Investor, its Affiliates, and each of their respective stockholders, officers, directors, managers, employees, agents, partners, members, representatives, successors and permitted assigns (collectively, the “Investor Parties”) from and against all losses, damages, liabilities, fines, obligations, taxes, costs and expenses (including reasonable attorney’s fees and expenses and all reasonable amounts paid in investigation or defense) (collectively, “Losses”) actually incurred by an Investor Party that arise or result from: (i) any breach of any of the representations or warranties of the Company set forth in this Agreement or contained in any certificate, instrument or document delivered at the Closing; (ii) the failure of the Company to perform any of its respective covenants or agreements contained herein; or (iii) any transaction by the Company financed or to be financed in whole or in part, directly or indirectly, with proceeds from the sale of any of the Note or Warrant. Notwithstanding the foregoing, nothing in this Agreement, including without limitation the indemnification provided in this Section 8(b), is intended to or shall be construed to protect or indemnify the Investor Parties against the diminution or total loss in value of the Warrant or the Underlying Securities, and the Investor undertakes all risk of loss with respect to the Warrant and the Underlying Securities.

9.        Additional Provisions.

(a)        Assignment; Parties in Interest. This Agreement and the rights hereunder are not assignable unless such assignment is consented to in writing by both the Company and the Investor, except that Investor may assign its rights hereunder (i) if Investor is a partnership or limited liability company, to any partner, member, manager or Affiliate thereof, (ii) if Investor is a corporation, to any Affiliate of Investor, or (iii) if Investor is a natural person, to the spouse or descendants of Investor or any trust for the benefit of any thereof; provided, however, that the Company is given written notice at the time of such assignment stating the name and address of the assignee and identifying the Securities with respect to which the rights and benefits hereunder are being assigned and such assignee expressly agrees in writing with the Company to be bound by and to comply with this Agreement. Anything contained herein to the contrary notwithstanding, Investor (or permitted assignee of Investor) shall not, without the consent of the Company, be permitted to assign any rights and/or benefits hereunder to a Person that is then actively engaged in or serves as a director or officer of (or otherwise has fiduciary or similar duties to) a business that is competitive with the business then primarily and actively conducted or engaged in, or known by Investor to be under active evaluation for possible expansion into, by the Company. Subject to the foregoing, this Agreement and all the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors or permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b)        Governing Law; Venue. This Agreement and all claims arising from and relating to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby shall be governed by and interpreted and enforced in accordance with the Laws of the State of Florida, without regard to the conflicts of laws rules thereof. All disputes and controversies arising out of or in connection with this Agreement or any of the other Transaction Documents (except for a mortgage foreclosure under the Mortgage) shall be resolved exclusively by the state courts located in Hillsborough County, Florida, and each party hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

(c)        Counterparts; Signatures. This Agreement may be executed in one or more counterpart signature pages, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement, which shall be binding upon all of the parties hereto notwithstanding the fact that all parties are not signatory to the same counterpart. The exchange of copies of this Agreement and of signature pages by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

(d)        Interpretation. When a reference is made to a Section or Exhibit, such reference shall be to a Section or Exhibit of or to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Unless the context requires otherwise, words using the singular or plural number also include the plural or singular number, respectively, and the use of any gender herein shall be deemed to include the other genders. References to “dollars” or “$” are to U.S. dollars. The terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement. This Agreement was prepared jointly by the parties hereto and no rule that it be construed against the drafter will have any application in its construction or interpretation. The headings contained in this Agreement are inserted for convenience only and shall not be considered in interpreting or construing any of the provisions contained in this Agreement.

(e)        Notices. All notices, requests, demands and other communications under this Agreement and the other Transaction Documents shall be in writing and shall be deemed to have been duly given (i) if delivered personally or actually received, as of the date received, (ii) if delivered by certified mail, return receipt requested, seven (7) Business Days after being mailed, or (iii) if delivered by a nationally recognized overnight delivery service, one (1) Business Day after being deposited (with all fees prepaid) with such delivery service for next Business Day delivery, to such party at its address set forth below (or such other address as it may from time to time designate in writing to the other parties hereto):

If to the Company, to:

UTEK Corporation

2109 Palm Avenue

Tampa, FL 33605

Telephone: (813) 754-4330 x298

Attention: Sam I. Reiber, Esquire

With courtesy copies to (which shall not constitute notice):

Shumaker Loop & Kendrick, LLP

101 East Kennedy Blvd., Suite 2800

Tampa, Florida 33602

Telephone: (813) 227-2238

Attention: Gregory C. Yadley, Esquire

If to the Investor, at its address set forth on the signature page to this Agreement.

(f)        Finder’s Fee. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which Investor or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless Investor from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(g)        Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this Section 9(g) shall be binding upon the Investor, each transferee of the Securities, each future holder of all such Securities, and the Company, regardless of whether he, she or it has given its written consent.

(h)        Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof or such provision to any other person or circumstance or in any other jurisdiction.

(i)        Entire Agreement. This Agreement (including the exhibits and schedules hereto) and the other Transaction Documents constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings between the parties with respect to such subject matter.

(j)        Expenses. The Company shall pay all documented out-of-pocket legal, due diligence and administrative fees and expenses of Hill Ward Henderson, PA. as counsel for Investor in connection with the preparation, execution and delivery of this Agreement and the other Transaction Documents. The Company shall pay on demand all reasonable fees and expenses of the Investor, including reasonable attorneys’ fees and expenses incurred by the Investor, with respect to any amendments or waivers hereof requested by the Company or in the enforcement or attempted enforcement of any of the obligations of the Company to the Investor under the Transaction Documents or in preserving any of the Holder’s rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any “workout” or restructuring affecting the Transaction Documents or the obligations thereunder or any bankruptcy or similar proceeding involving the Company).

(k)        Counsel. Each party to this Agreement acknowledges that Hill Ward Henderson PA acted solely as counsel to Investor in connection with the Transaction Documents and the transactions contemplated by this Agreement and that it retained independent legal counsel and other advisors in connection with the Transaction Documents and the transactions contemplated hereby and thereby.

(Signature Pages Follow)

COUNTERPART SIGNATURE PAGE

TO

NOTE AND WARRANT PURCHASE AGREEMENT

The parties hereto have executed this Note and Warrant Purchase Agreement as of the date first set forth above.

COMPANY:

UTEK CORPORATION, a Delaware corporation

By:	/s/ Doug Schaedler
Name:	Doug Schaedler
Title:	President

INVESTOR:

GATORS LENDER, LLC, a Florida limited liability company

By:	/s/ Martin Schaffel
Name:	Martin Schaffel
Title:	Sole Manager

Address:

Attn: Martin Schaffel, Sole Manager
5308 E. Longboat Blvd.
Tampa, Florida 33615

With a copy to:

Hill Ward Henderson P.A.
101 East Kennedy Blvd, Suite 3700
Tampa, FL 33606
Attn: David S. Felman